UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2006

Argon ST, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-08193	38-1873250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12701 Fair Lakes Circle, Suite 800, Fairfax, Virginia		22033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-322-0881

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, Argon ST, Inc. (the "Company") announced that it entered into a definitive merger agreement (the "Merger Agreement") to acquire San Diego Research Center Incorporated (SDRC) for $41,000,000 cash. In addition, Argon ST has agreed to pay retention bonuses of approximately ten percent of the purchase price over four years which will be charged to operations. Pursuant to the transaction, a wholly owned subsidiary of Argon ST will merge with and into SDRC. The acquisition is subject to customary conditions which the parties expect will be met to facilitate a closing within 30 days.

The foregoing description of the terms of the acquisition is qualified by reference to the Agreement, which is attached hereto as Exhibit 2.1. The Company’s press release announcing the signing of the Merger Agreement, dated June 12, 2006, is attached as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number Description
2.1 Agreement and Plan of Merger, Dated as of June 9, 2006, by and among Argon ST, Inc., Argon ST Merger Sub, Inc., San Diego Research Center, Incorporated, Lindsay McClure, Thomas Seay and Harry B. Lee, Trustee of the HBL and BVL Trust

99.1 Press Release, dated June 12, 2006, issued by Argon ST, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Argon ST, Inc.

June 14, 2006	By:	Victor F. Sellier

Name: Victor F. Sellier
Title: Vice President - Business Operations and Chief Financial Offericer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 9, 2006, by and among Argon ST, Inc., Argon ST Merger Sub, Inc., San Diego Research Center, Incorporated, Lindsay McClure, Thomas Seay and Harry B. Lee, Trustee of the HBL and BVL Trust
99.1	Press Release, dated June 12, 2006, issued by Argon ST, Inc.